UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 20, 2018

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SLM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13251	52-2013874
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

300 Continental Drive

Newark, Delaware 19713

(Address of principal executive offices and zip code)

(302) 451-0200

(Registrant's telephone number, including area code)

Former name or former address, if changed since last report: N/A

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Charles P. Rocha, former Executive Vice President and Chief Marketing Officer for SLM Corporation (the “Company”), died on January 17, 2018. In connection with his death, the Company entered into an Agreement and Release (the “Agreement”) with the personal representative for his estate on March 20, 2018.

Among other things, the Agreement provides that:

•	The Company will pay a total severance amount of $2,051,613.38, less withholding taxes and other deductions as required by law, in a lump sum payment.

•	Mr. Rocha’s family members will have the right to continue medical, dental and vision coverage through the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for up to 36 months. The Company will pay the employer portion of the total cost of the premiums for such coverage for the 36-month period.

•	The Company has received a general release from all claims, as well as a covenant not to sue.

The foregoing description of the Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement. A copy of the Agreement will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending March 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SLM CORPORATION

Date: March 23, 2018	By:	/s/ NICOLAS JAFARIEH
	Name:	Nicolas Jafarieh
	Title:	Senior Vice President and General Counsel